UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

IDENTIPHI, INC.

(Name of Registrant as Specified In Its Charter)

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IDENTIPHI, INC.

13809 Research Blvd., Suite 275

Austin, Texas 78750

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

Dear Stockholders:

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders holding a majority of our outstanding common stock have executed written consents in lieu of a meeting to approve:

•	an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock we may issue from 100,000,000 to 200,000,000; and

•	an amendment to our 2007 Equity Incentive Plan to increase by 5,000,000 the maximum number of shares of common stock that we may issue under that plan.

Our board of directors approved the increase in our authorized shares and the increase in the number of shares issuable under our equity incentive plan on July 29, 2008, and recommended that our stockholders approve such amendments. On August 6, 2008, stockholders holding approximately 68% of our outstanding common stock executed written consents approving such amendments. The consents we have received constitute the only stockholder approval required for the amendments under Delaware corporate law and our existing Certificate of Incorporation and Bylaws. Pursuant to Rule 14c-2 of the Securities Exchange Act, stockholder approval of these amendments will not become effective before ________, 2008, which is 21 calendar days after _________, the date we first mailed the Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Because the written consent of holders of a majority of our outstanding common stock to approve the increase in our authorized shares and the increase in the number of shares issuable under our equity incentive plan satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one. We are furnishing the Information Statement to you solely to inform you of the approval of the increase in our authorized shares and the increase in the number of shares issuable under our equity incentive plan by holders of a majority of our outstanding common stock. Section 228 of the Delaware General Corporation Law requires that we notify you of these approvals because they were obtained by written consent of stockholders in lieu of a meeting. This letter and the Information Statement are intended to provide such notice.

The Information Statement is for information purposes only — Please read it carefully.

_________, 2008	By Order of the Board of Directors

/s/ Jeffrey T. Dick
Jeffrey T. Dick
Chief Financial Officer

IDENTIPHI, INC.

13809 Research Blvd., Suite 275

Austin, Texas 78750

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY

This Information Statement is being mailed on or about September __, 2008 to the stockholders of record of IdentiPHI, Inc. at the close of business on August __, 2008. This Information Statement is being sent to you for informational purposes only. No action is requested or required on your part.

This Information Statement is furnished by the board of directors of IdentiPHI, Inc. The terms “IdentiPHI,” “the Company,” “we,” “us” or “our” refer to IdentiPHI, Inc., a Delaware corporation, unless the context indicates otherwise.

This Information Statement is being sent to our stockholders to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, or the Exchange Act, and to provide information to all our stockholders in connection with an action by written consent taken on August 6, 2008 by stockholders collectively holding approximately 68% of our outstanding common stock as of the record date described below. This action constitutes the approval and consent of stockholders representing a sufficient percentage of the total outstanding shares to approve:

(i) an amendment to our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 100,000,000 shares to 200,000,000 shares; and

(ii) an amendment to our 2007 Equity Incentive Plan to increase by 5,000,000 shares the maximum number of shares of common stock that we may issue under the plan from 10,977,380 to 15,977,380.

Because the written consent of holders of a majority of our outstanding common stock to approve the increase in our authorized shares and the increase in the number of shares issuable under our equity incentive plan satisfies all applicable stockholder voting requirements, we will not submit these actions to the rest of our stockholders for approval.

The amendment to our Certificate of Incorporation to increase our authorized shares, to which we sometimes refer as the “authorized share increase,” will become effective on the date we file the amendment with the Delaware Secretary of State, which will not be before _________, 2008 (which is 21 calendar days after we first mailed the Information Statement to our stockholders). The amendment to our equity incentive plan to increase the number of shares issuable under the plan, to which we sometimes refer as the “equity incentive plan increase,” became effective on July 29, 2008, the date that our board of directors approved the equity incentive plan increase. Stockholder approval of the equity incentive plan increase became effective on August 6, 2008, the date that stockholders owning greater than a majority of the outstanding shares of common stock approved the equity incentive plan increase by action taken by written consent without a meeting.

We will pay all costs associated with the distribution of this Information Statement including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

Voting Securities

The record date for determining the stockholders entitled to receive this Information Statement pertaining to this action by written consent is August __, 2008. As of this record date, there were ___________ shares of common stock outstanding. Each share of common stock held as of the record date was entitled to one vote per share. We have no other voting securities outstanding. Approval of the authorized share increase and the equity incentive plan increase were obtained by written consent of the stockholders rather than at a duly called meeting of stockholders.

Dissenters’ Rights of Appraisal

Stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law in connection with the amendment to our Certificate of Incorporation or the amendment to our 2007 Equity Incentive Plan.

AMENDMENT TO IDENTIPHI’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Under Delaware law, we may only issue shares of common stock to the extent such shares have been authorized for issuance under our Certificate of Incorporation. Our Certificate of Incorporation currently authorizes our issuance of up to 100,000,000 shares of common stock. However, as of August 12, 2008:

•	60,440,606 shares of our common stock were outstanding;

•	4,136,124 unissued shares of common stock were reserved for issuance under our equity incentive plans;

•	1,305,945 unissued shares of common stock were reserved for issuance upon exercise of outstanding warrants;

•	4,892,775 unissued shares of common stock were reserved for issuance upon exercise of outstanding options; and

•	1,336,522 unissued shares of common stock were reserved for issuance upon vesting of outstanding restricted stock units.

As a result, approximately 29,224,550 shares of common stock are unissued and unreserved under our Certificate of Incorporation, an amount that our board of directors believes to be inadequate for future purposes. On July 29, 2008, subject to approval of stockholders, our board of directors approved an amendment to our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 100,000,000 shares to 200,000,000 shares, and determined that the amendment is in the best interest of IdentiPHI and our stockholders. On August 6, 2008, stockholders owning greater than a majority of the outstanding shares of common stock approved the authorized share increase by action taken by written consent without a meeting in accordance with Delaware law. No further vote of our stockholders is required. The resolutions approving the authorized share increase are attached in Appendix A to this Information Statement, and the amendment to our Certificate of Incorporation is attached in Appendix B to this Information Statement. The authorized share increase will become effective on the date we file the amendment to our Certificate of Incorporation with the Delaware Secretary of State, which will not be before _________, 2008 (which is 21 calendar days after we first mailed the Information Statement to our stockholders).

Purpose and Effect of the Amendment

The purpose of the amendment to our Certificate of Incorporation is to authorize additional shares of common stock which will be available in the event our board of directors determines that it is necessary or appropriate to issue additional shares in connection with raising additional capital, acquiring other businesses, establishing strategic relationships with corporate partners, paying of a stock dividend, or providing equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important if we need to undertake any of the foregoing actions on an expedited basis and we wish to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock.

We have no present agreement or arrangement to issue any of the shares for which approval is sought. However, with our current working capital and the amounts we may draw down under an outstanding secured promissory held by Key Ovation, LLC, we believe we have sufficient funds to continue operations at current levels through October 31, 2008. To continue our current level of operations beyond this date we will need to seek additional funds through the issuance of additional equity or debt securities or other sources of financing. If we are unable to obtain necessary additional financing, our ability to run our business will be adversely affected and we may be required to reduce the scope of our research and business activity or cease our operations.

In addition, we will need to seek additional funds through the issuance of equity or debt securities or other sources of financing to pay our obligations under outstanding promissory notes we issued to Richard P. Kiphart, a former member of our board of directors. The principal amount of Mr. Kiphart’s promissory note is $150,000. The outstanding principal under the promissory note accrues interest at 10% per annum and the principal and accrued but unpaid interest became due and payable on August 5, 2008. We will also need additional funds to pay our obligations under the Key Ovation promissory note when they become due and payable. The aggregate principal amount of the Key Ovation promissory note (which includes accrued interest through June 30, 2008) is $1.7 million, and we may draw down an additional $400,000 in one or more installments for working capital and general corporate purposes. The outstanding principal under the promissory note accrues interest at 8.0% per annum and the principal and accrued but unpaid interest becomes due and payable on the earlier of October 31, 2008 or our completion of an equity financing of at least $5.0 million. Because our obligations under the Key Ovation promissory note are secured by all of our assets, if we default under the terms of the Key Ovation promissory note Key Ovation could foreclose its security interest and liquidate all of our assets. This would cause us to cease our operations.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, our board of directors will have the authority to issue common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. Our board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or the requirements of any market or exchange on which shares of our common stock are listed or quoted on the date of such action. To the extent that additional shares are issued in the future, they would decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of IdentiPHI without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of IdentiPHI more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us. Our board of directors is not currently aware of any attempt to take over or acquire us. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

When the amendment to our Certificate of Incorporation is filed with the Delaware Secretary of State, the first paragraph of Article IV of our Certificate of Incorporation will be amended to read in its entirety as follows:

“The total number of shares which the Corporation will have authority to issue is 201,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).”

AMENDMENT TO THE IDENTIPHI 2007 EQUITY INCENTIVE PLAN

On July 29, 2008, our board of directors approved an amendment to our 2007 Equity Incentive Plan to increase by 5,000,000 the maximum number of shares of our common stock that may be issued under the plan. Our stockholders have previously authorized us to issue under the plan up to 10,977,380 shares of our common stock (subject to adjustment upon certain changes in our capital structure). Of this number, as of July 28, 2008 a total of 8,098,178 shares of common stock had been issued pursuant to equity awards, of which 3,444,153 shares of common stock had been repurchased by us from those issuances, 1,294,456 shares of common stock were reserved for issuance upon vesting of outstanding restricted stock units, and 2,892,775 shares of common stock were reserved for issuance upon exercise of options outstanding. On August 6, 2008, stockholders owning greater than a majority of the outstanding shares of common stock approved the equity incentive plan increase by action taken by written consent without a meeting in accordance with Delaware Law. No further vote of our stockholders is required. The equity incentive plan increase became effective on July 29, 2008, the date that our board of directors approved the equity incentive plan increase. Stockholder approval of the equity incentive plan increase became effective on August 6, 2008, the date that stockholders owning greater than a majority of the outstanding shares of common stock approved the equity incentive plan increase by action taken by written consent without a meeting.

Purpose and Effect of the Amendment

The amendment to the equity incentive plan increases the maximum number of shares of common stock reserved for issuance under the plan from 10,977,380 shares to 15,977,380 shares. The resolutions approving the amendment are attached in Appendix A to this Information Statement, and the amendment to the equity incentive plan is attached in Appendix C to this Information Statement.

Our board of directors believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of responsibility within our organization. We expect that the plan will continue to be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to our success and in motivating these individuals to strive to enhance our growth and profitability. As of July 28, 2008, only 1,136,124 shares remained available for the future grant of equity awards under the plan, a number that our board of directors believes to be insufficient to meet our anticipated needs. Therefore, our board of directors has unanimously adopted an amendment to increase the maximum number of shares of our common stock issuable under the plan by 5,000,000 shares to a total of 15,977,380 shares to ensure that we will continue to have available a reasonable number of shares for our equity incentive program.

Summary of the Equity Incentive Plan

The principal features of the equity incentive plan are summarized below. This summary is qualified in its entirety by the specific language of the plan, a copy of which is available to any stockholder upon request.

General. The purpose of the equity incentive plan is to promote our growth and profitability by enabling us to attract and retain the best available personnel for positions of substantial responsibility, to provide our employees, directors and consultants with an opportunity to invest in our common stock, and to align their interest with the interests of our stockholders. Under the plan, we may grant equity-based incentive awards to our employees, directors and consultants. We may grant incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) to employees, and nonstatutory stock options, restricted stock purchase rights and restricted stock awards to employees, directors and consultants. For purposes of this summary, the term “equity award” refers to awards of options, restricted stock purchase rights, restricted stock units and restricted stock awards.

Shares Subject to Plan. Prior to amending the equity incentive plan, the total number of shares of common stock issuable under the plan was 10,977,380 shares. The amendment described in this Information Statement increased the total number of shares of common stock issuable under the plan to 15,977,380 shares. If any outstanding equity award terminates or is canceled, or if shares acquired pursuant to an equity award are repurchased by us, the expired or repurchased shares are returned to the plan and again become available for grant. However, no more than 15,977,380 shares will be cumulatively available under the equity plan for issuance upon the exercise of incentive stock options. Appropriate adjustments will be made to the maximum number of shares issuable under the plan, to the foregoing limit on incentive stock option shares, to the “grant limit” described below, and to the number of shares and their exercise price under outstanding equity awards upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in our capital structure.

To enable us to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with equity awards granted under the equity incentive plan, the plan is designed to qualify such compensation as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. To comply with Section 162(m), the plan limits the number of shares for which equity awards may be granted to any employee. Under this grant limit, no employee may be granted equity awards for more than 66,666 shares in any fiscal year, except that this limit will be 133,332 in the fiscal year in which the employee’s service with us commences. The grant limit is subject to appropriate adjustment in the event of certain changes in our capital structure, as previously described.

Administration. The equity incentive plan is administered by our compensation committee which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, must be comprised solely of two or more “outside directors” within the meaning of Section 162(m). For purposes of this summary, the term “board” refers to either the board of directors or such committee. Subject to the provisions of the plan, the board determines the persons to whom equity awards are to be granted, the number of shares to be covered by each award, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each award, the award price and the type of consideration to be paid to us upon the exercise of each option and stock purchase right, the time of expiration of each award, and all other terms and conditions of the awards. The board may amend, modify, extend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the exercisability or vesting of any award. The board will interpret the plan and awards granted thereunder, and all determinations of the board will be final and binding on all persons having an interest in the plan or any award.

Eligibility. Awards may be granted under the equity incentive plan to our employees, directors and consultants or to employees, directors and consultants of any of our present or future parent or subsidiary corporations. In addition, awards may be granted to prospective service providers in connection with written offers of employment or other service relationship, provided that no shares may be purchased prior to such person’s commencement of service.

Terms and Conditions of Awards. Each award granted under the plan will be evidenced by a written agreement between us and the recipient specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the plan. Incentive stock options must have an exercise price at least equal to the fair market value of a share of our common stock on the date of grant, while nonstatutory stock options must have an exercise price equal to at least 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock with more than 10% of the total combined voting power of all classes of our capital stock or any of our parent or subsidiary corporations must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant.

The equity incentive plan provides that the board may determine the acceptable forms of consideration for exercising an award, including payment of the exercise price in any of the following ways:

•	in cash;

•	by check;

•	by a promissory note;

•	to the extent legally permitted, by tender of shares of common stock owned by the award recipient having a fair market value not less than the exercise price;

•	the assignment of the proceeds of a cashless exercise with respect to some or all of the shares being acquired upon the exercise of the option;

•	a reduction in the amount of any liability to the award recipient;

•	by any combination of these; or

•	by such other lawful consideration as approved by the board.

Awards will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the board. The maximum term of an option granted under the plan is ten years, provided that an incentive stock option granted to a holder of more than 10% of our common stock must have a term not exceeding five years. An option generally will remain exercisable for three months following the optionee’s termination of service. However, if such termination results from the optionee’s death or disability, the option generally will remain exercisable for twelve months. In any event, the option must be exercised no later than its expiration date. Incentive stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. Nonstatutory stock options granted under the plan may be assigned or transferred to the extent permitted by the board and set forth in the option agreement.

Merger, Asset Sale and Change of Control. The equity incentive plan provides that, in the event of our merger with or into another corporation, or our sale of substantially all of our assets, each outstanding award may be assumed or substituted by the successor corporation or its parent or subsidiary without the consent of any award recipient. If the successor corporation does not assume an outstanding award, the award shall become fully vested and exercisable and will terminate if it is not exercised within 15 days following notice of such acceleration of vesting and exercisability.

The plan defines a “change of control” of IdentiPHI as the occurrence of any of the following events:

•	any person becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of our voting securities;

•	a sale or disposition by us of all or substantially all of our assets;

•

our merger or consolidation with another company, other than a merger or consolidation which would result in our voting securities outstanding immediately before the transaction continuing to represent at least 35% of the total voting power of the voting securities of the surviving entity or its parent immediately after the transaction; or

•	a change in the composition of our board of directors, occurring within a two-year period, which results in the board of directors being comprised of less than a majority of continuing directors.

If an award recipient’s status as a service provider is terminated by us or the surviving corporation without cause within twelve months following a change of control, then the award recipient’s awards shall become fully vested and exercisable upon such termination.

Termination or Amendment. The equity incentive plan will continue in effect until the earlier of its termination by the board or ten years following approval of the plan by our stockholders. The board may terminate or amend the plan at any time. However, without stockholder approval, the board may not effect any change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may impair the rights of an optionee unless mutually agreed otherwise between the board and the optionee.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for federal income tax purposes. A participant’s disposition of shares before both of these holding periods have been satisfied will be a disqualifying disposition. In the event of a disqualifying disposition, the participant will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised, or at such later time as the shares vest, is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the determination date, which is the date when the option is exercised or such later date as the shares become vested and free of any restrictions on transfer. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to treat the exercise date as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the exercise date. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Restricted Stock Purchase Rights. Generally, a participant will not realize taxable income merely because he or she is granted a restricted stock purchase right under the plan. A participant will generally recognize taxable income upon his or her exercise of a restricted stock purchase right only to the extent of any of the shares that are immediately vested at the time of purchase. The fair market value of those immediately vested shares less the purchase price the participant paid for the shares will be taxable to the participant as ordinary income. As to shares that are unvested on the participant’s purchase date, he or she will generally recognize ordinary income as the shares vest in an amount equal to the excess of the fair market value of the shares determined on the date on which they vest over the purchase price the participant paid for the shares. A participant may elect to be taxed on shares he or she acquires under his or her restricted stock purchase right as if the shares were not subject to vesting conditions by filing an election with the Internal Revenue Service under Section 83(b) of the Code no later than 30 days after the purchase date. If a participant files a timely notice under Section 83(b), he or she will generally recognize ordinary income equal to the excess of the fair market value of the shares determined on the purchase date over the purchase price the participant paid for the shares.

Restricted Stock Units. Generally, a participant will not recognize taxable income merely because he or she is granted a restricted stock unit award under the plan. The fair market value of the vested shares of common stock which are eventually issued to the participant upon settlement of his or her award under the terms of the restricted stock unit agreement will be taxable to the participant as ordinary income at the time of their issuance. Unlike the other types of restricted stock awards, the participant may not elect to be taxed on unvested restricted stock units he or she receives as if the restricted stock units were not subject to vesting conditions by filing an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code.

Stock Awards. Generally, a participant will not realize taxable income at the time that shares are granted to him or her under a restricted stock bonus award. However, if any of the shares the participant receives are immediately vested at the time of grant, the fair market value of those shares will be taxable to the participant as ordinary income on the grant date. A participant will generally recognize ordinary income as the bonus shares vest in an amount equal to the fair market value of the shares determined on the date on which they vest. The participant may elect to be taxed on bonus shares as if the shares were not subject to vesting conditions by filing an election with the Internal Revenue Service under Section 83(b) of the Code no later than 30 days after the date of grant of those shares. If a participant files a timely notice under Section 83(b), he or she will generally recognize ordinary income equal to the fair market value of the shares determined on the date of grant.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August __, 2008, certain information with respect to the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each member of our board of directors, (iii) each executive officer named in the summary compensation table, and (iv) all of our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Owned	Number of Shares Underlying Convertible Securities (2)	Total Number of Shares Beneficially Owned (3)	Percent of Common Stock (4)
Beneficial Owners of 5%
ACESO, Inc.(5)	13,614,007	—	13,614,007	22.5%
SafeLogix, LLC(6)	11,756,907	—	11,756,907	19.5%
KeyOvation, LLC(7)	6,695,004	—	7,015,938	11.6%
JEACCA Holdings, LLC(8)	4,213,354	—	4,213,354	7.0%
Forest Hall, LLC(9)	4,213,354	—	4,213,354	7.0%
Richard P. Kiphart(10)	3,549,165	224,000	3,773,165	6.2%

Directors and named executive officers
Christer Bergman	1,000,000	75,000	1,075,000	1.8%
Jacques Bouhet	—	75,000	75,000	*
Asa Hutchinson	10,400	75,000	85,400	*
Jeffrey T. Dick	29,000	1,110,278	1,139,278	1.9%
Brian Wilchusky	—	553,710	553,710	*
Directors and executive officers as a group (8 persons)	22,684,095	5,499,970	28,184,065	46.6%

*	Less than 1%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is c/o IdentiPHI, Inc. at 13909 Research Blvd., Suite 275, Austin, Texas 78750.

(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or warrants or upon conversion of securities convertible into common stock.

(3)	Represents the aggregate number of shares beneficially owned by each stockholder.

(4)	Calculated on the basis of 60,440,606 shares of common stock outstanding as of August 12, 2008, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after August 12, 2008, are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(5)	Includes 12,764,007 shares beneficially owned by Chris Linegar, who has voting and investment control over such entity.

(6)	SafeLogix, LLC is wholly-owned by Peter A. Gilbert, our Vice Chairman and Senior Vice President of Sales and Marketing, who has voting and investment control over this entity.

(7)	Includes 401,700 shares owned by Mark Norwalk, our Chief Technology Officer, and 2,744,952 shares owned by Peter

A. Gilbert, our Vice Chairman and Senior Vice President of Sales and Marketing. Each of these individuals has voting and investment control over the shares owned by such entity.

(8)	JEACCA Holdings, LLC is wholly-owned by John E. Atkinson, our President.

(9)	Forest Hall, LLC is wholly-owned by Mark A. Norwalk, our Chief Technology Officer, who has voting and investment control over this entity.

(10)	Mr. Kiphart’s mailing address is c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, IL 60606.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND OTHER MATTERS

Summary Compensation Table

The following table sets forth information concerning the compensation earned during fiscal 2007 by all individuals who served as our principal executive officer during fiscal 2007 and our two other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2007. We refer to these executives as our “named executive officers”:

2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Steven M. Oyer(1)	2007	300,000	—	—	—	—	—	300,000
Former Chief Executive Officer	2006	75,000	—	—	168,000	—	—	243,000

Jeffrey T. Dick	2007	175,000	5,000	—	—	—	20,172	200,712
Chief Financial Officer	2006	130,207	—	—	20,426	—	—	150,635

Brian E. Wilchusky	2007	125,000	48,150	—	—	—	10,541	183,691
Senior Vice President of Marketing and Business Development	2006	111,875	18,350	—	4,200	—	—	134,425

(1)	Effective July 21, 2008, Mr. Oyer resigned from his position as Chief Executive Officer of IdentiPHI and as a member of our board of directors, for personal reasons and to pursue other interests.

Employment Agreement

The following paragraph summarizes the material terms of the employment agreement with Jeffrey T. Dick, our Chief Financial Officer.

Mr. Dick’s employment agreement, dated February 8, 2008, provides that he will serve as our Chief Financial Officer for an initial term of two years and automatically renews for subsequent one year terms unless either party provides 45 days’ advance written notice that it does not wish to renew the agreement. We agreed to pay Mr. Dick an annual base salary of $175,000 and Mr. Dick will be eligible to receive an annual corporate performance bonus in an amount determined by our Chief Executive Officer, with a minimum level equal to 50% of Mr. Dick’s base salary. We also agreed to reimburse Mr. Dick for up to $25,000 in expenses incurred in relocating to Austin, Texas. Mr. Dick may terminate his agreement upon 30 days’ written notice without being entitled to further compensation, except for unpaid base salary and other benefits already earned. We may terminate Mr. Dick’s agreement for “cause” without notice or compensation to Mr. Dick, except for unpaid base salary and other benefits already earned. If we terminate Mr. Dick’s agreement without “cause” in connection with a change in control, or if Mr. Dick terminates his agreement for “good reason” following a change in control, we have agreed to pay Mr. Dick an amount equal to his base salary and annual corporate performance bonus during the previous twelve months in accordance with our regular payroll cycle for a period of twelve months following the termination. In addition, Mr. Dick will receive accelerated vesting of any unvested equity incentive awards and continued medical coverage at our expense for up to one year. Mr. Dick also agreed not to solicit our customers and not to compete with us for one year following the termination of his employment.

Appointment of New Chief Executive Officer

On August 12, 2008, we appointed Christer Bergman, a current member of our board of directors, as our Chief Executive Officer and entered into an employment agreement with Mr. Bergman. Mr. Bergman has been serving as our Interim Chief Executive Officer since July 21, 2008 and has served as a member of our board of directors since February 2008. From 2001 through 2006, Mr. Bergman was President and CEO of Precise Biometrics AB, a publicly traded innovative security company that supplies world-leading systems for fingerprint and smart card-based authentication. Mr. Bergman founded NOVEXUS, LLC in 1999, a consulting firm through which Mr. Bergman advises biometric, smart card and authentication companies. Mr. Bergman received as M.S. degree from the Lund Institute of Technology and an M.S. degree from the University of California, Berkley.

Mr. Bergman’s employment agreement provides that he will serve as our Chief Executive Officer for an initial term of two years and automatically renews for subsequent one year terms unless either party provides 45 days’ advance written notice that it does not wish to renew the agreement. We paid Mr. Bergman a $50,000 signing bonus and agreed to pay Mr. Bergman an annual base salary of $300,000. For the first and second year of the employment agreement, Mr. Bergman’s annual corporate performance bonus must entitle him to the opportunity to receive at least 50% of his base salary under our management incentive plan. Mr. Bergman may terminate his agreement upon 30 days’ written notice without being entitled to further compensation, except for unpaid base salary and other benefits already earned. We may terminate Mr. Bergman’s agreement for “cause” without notice or compensation to Mr. Bergman, except for unpaid base salary and other benefits already earned. If we terminate Mr. Bergman’s agreement without “cause” in connection with a change in control, or if Mr. Bergman terminates his agreement for “good reason” following a change in control, we have agreed to pay Mr. Bergman an amount equal to his base salary and annual corporate performance bonus during the previous twelve months in accordance with our regular payroll cycle for a period of twelve months following the termination. In addition, Mr. Bergman will receive accelerated vesting of any unvested equity incentive awards and continued medical coverage at our expense for up to one year. Mr. Bergman also agreed not to solicit our customers and not to compete with us for one year following the termination of his employment.

Pursuant to the terms of the employment agreement, we granted Mr. Bergman an option to purchase 2,000,000 shares of our common stock and a stock award of 2,000,000 shares of our common stock. The option has an exercise price of $0.15 per share and vests in equal quarterly installments over a period of two years. The stock award consists of 1,000,000 shares of stock and 1,000,000 restricted stock units. The restricted stock units vest with respect to 500,000 shares upon our achievement of an average market capitalization equal to or greater than $50 million during any period of twenty (20) consecutive trading days after the date of grant and with respect to the remaining 500,000 shares upon our achievement of an average market capitalization equal to or greater than $75 million during any period of twenty (20) consecutive trading days after the date of grant.

Equity Compensation Plan Information

We currently maintain two compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These are our 2007 Equity Incentive Plan and our 2000 Stock Incentive Plan, each of which has been approved by our stockholders. Our 2007 Equity Incentive Plan was approved on February 8, 2008 by our stockholders and replaces our 2000 Stock Incentive Plan for purposes of granting new options after February 7, 2008. The following table sets forth information regarding outstanding awards and shares reserved for future issuance under the 2000 Stock Incentive Plan as of December 31, 2007 (adjusted to reflect our 1-for-15 reverse split effected on February 19, 2008). Because the 2007 Equity Incentive Plan was not in effect during fiscal year 2007, it is not included in the table below.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	352,320	$13.58	177,429
Equity compensation plans not approved by stockholders	—	—	—
Total	352,320	—	177,429

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2007 (adjusted to reflect our 1-for-15 reverse split effected on February 19, 2008):

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven M. Oyer(1)	23,333	—	5.55	9/28/2016
	—	46,667	5.55	9/28/2016
	20,000	—	2.10	11/17/2016

Jeffrey T. Dick	2,367	—	11.85	8/22/2012
	667	—	11.85	3/4/2014
	667	—	11.85	7/1/2014
	4,025	2,275	11.85	1/2/2016
	4,815	8,519	2.10	11/17/2016

Brian Wilchusky	600	—	11.85	7/31/2013
	2,667	—	11.85	7/29/2015
	852	482	11.85	1/2/2016
	722	1,278	2.10	11/17/2016

(1)	Effective July 21, 2008, Mr. Oyer resigned from his position as Chief Executive Officer of IdentiPHI and as a member of our board of directors, for personal reasons and to pursue other interests.

Option Exercises and Stock Vested During Last Fiscal Year

None of our named executive officers exercised stock options during fiscal 2007.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The compensation committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests.

Potential Payments upon Termination or Change in Control

Mr. Oyer’s Separation Agreement. Effective July 21, 2008, Steven M. Oyer resigned from his position of Chief Executive Officer of IdentiPHI and as a member of our board of directors, for personal reasons and to pursue other interests. In connection with Mr. Oyer’s termination of employment, we entered into a separation agreement and general release of all claims. In lieu of the severance terms in Mr. Oyer’s employment agreement, the separation agreement provides for a lump sum payment of $100,000 upon termination of employment and a lump sum payment of $75,000 if we complete an equity or debt financing prior to December 31, 2008 under certain circumstances. Pursuant to the separation agreement, we repurchased 3,396,127 shares of restricted common stock held by Mr. Oyer for an aggregate purchase price of $0.01, and granted Mr. Oyer a stock option to purchase 2,547,905 shares of our common stock. The stock option has an exercise price of $0.23 per share and expires ten years from the date of grant. The separation agreement also contains provisions addressing the return all IdentiPHI property, confidentiality obligations, non-solicitation and non-disparagement obligations and a mutual general liability release of claims.

Involuntary Termination or Termination for Good Reason in Connection with a Change in Control. Under the terms of Mr. Dick’s employment agreement, if we terminate Mr. Dick without “cause” in connection with a change in control, or if any of Mr. Dick terminates his agreement for “good reason” following a change in control, we have agreed to pay Mr. Dick an amount equal to his base salary and annual corporate performance bonus during the previous twelve months in accordance with our regular payroll cycle for a period of twelve months following the termination. In addition, Mr. Dick will receive accelerated vesting of any unvested equity incentive awards and continued medical coverage at our expense for up to one year.

Severance Plan. In November 2006, our board approved the Saflink severance plan. Under the severance plan, if a full-time employee’s employment is involuntarily terminated, the employee is eligible to receive the severance benefits specified in the plan. The employment termination is involuntary if we initiate it, but it is not involuntary if the termination is due to retirement, death or disability of the employee, or if the termination is for cause. The severance benefits payable under the plan include a lump sum payment based on the employee’s weekly base salary and years of service, ranging from two times weekly salary to five times weekly salary. An employee will be required to sign a release of claims and to return all of our property and equipment prior to receiving any severance payments under the plan.

Assuming the employment of Messrs. Dick and Wilchusky were to be terminated involuntarily or terminated for good reason on December 31, 2007, or within two months prior to, upon or within twelve months of a change in control, they would be entitled to cash payments in the amounts set forth opposite their name in the following table:

Officer	Cash Severance
Jeffrey T. Dick	175,000
Brian Wilchusky	62,500

Health Care Benefits

Following a named executive officer’s termination upon change in control, we have agreed to provide the executive with continued health and other group insurance benefits for the executive’s benefit period, twelve months, after the executive’s termination.

Equity Acceleration

Pursuant to our 2000 Stock Incentive Plan and our 2007 Equity Incentive Plan, in the event of a change in control, if the acquiring company does not assume, or substitute new options for, all outstanding options, all shares subject to outstanding options will become fully vested and exercisable immediately prior to the change in control.

280G Tax Adjustment

If any payment or benefit received or to be received by any participant under the severance plan or otherwise would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then the compensation and benefits payable upon a change in control will be determined in a manner that maximizes the aggregate present value of the payments without causing any payment to be nondeductible by us under Section 280G.

Release of Claims

As a condition to each executive’s entitlement to receive the severance payments referenced in the tables above, the executive is required to execute a release of claims against IdentiPHI.

Termination for Cause or Not in Connection with Change in Control

We are not obligated to make any cash payment to these executives if their employment is terminated by us for cause or by the executive without cause or if the termination is not in connection with or within twelve months of a change in control.

Director Compensation

Our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committee meetings. In addition, members of our board of directors who are not employees receive the following equity compensation grants as consideration for board and committee service:

•

each continuing non-employee director receives shares of our common stock equal to (i) $30,000 divided by (ii) the closing price per share of our common stock as reported on the OTC Bulletin Board on the last trading day prior to the date of grant, with a purchase price of $0.01 per share, on the date of the annual stockholders meeting; and

•	each continuing non-employee director shall receive cash compensation for service as a member of our board of directors as set forth below:

•	each non-employee director shall receive an annual retainer of $15,000;

•	the chairman of the audit committee shall receive an additional annual retainer of $10,000;

•	each member of the audit committee (who does not serve as chairman) shall receive an additional annual retainer of $5,000;

•	the chairman of the compensation committee and the chairman of the nominating and corporate governance committee shall each receive an additional annual retainer of $5,000;

•	each member of the compensation committee and the nominating and corporate governance committee (who does not serve as chairman) shall receive an additional annual retainer of $2,500; and

•

each non-employee director shall receive meeting fees of $1,000 for each in-person board and committee meeting attended by such director and $500 for each telephonic board and committee meeting in which such director participates.

The following table sets forth information concerning the compensation earned during fiscal 2007 by each individual who served as a non-employee director at any time during fiscal 2007:

2007 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Frank J. Cilluffo(1)	—	—	—	—
Lincoln D. Faurer(2)	—	—	17,685	17,685
Gordon E. Fornell(2)	—	—	30,661	30,661
Asa Hutchinson	—	—	11,680	11,680
Richard P. Kiphart(2)	—	—	17,952	17,952
Trevor Neilson(2)	—	—	41,280	41,280

(1)	Mr. Cilluffo resigned from our board of directors as of February 27, 2007.

(2)	Messrs. Faurer, Fornell, Kiphart and Neilson ceased serving as members of our board of directors in connection with our February 2008 merger.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee for election as a director, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Certificate of Incorporation or the amendment to our 2007 Equity Incentive Plan which is not shared by all other stockholders.

Management has not received any notice of opposition to the amendment to our Certificate of Incorporation or to the amendment to our 2007 Equity Incentive Plan.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We will promptly deliver upon written or oral request a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. If your household received a single copy of this Information Statement and you wish to receive multiple copies in the future, or if you would like to receive additional copies of this Information Statement, please contact our Corporate Secretary at (512) 492-6220 or 13809 Research Blvd., Suite 275, Austin, Texas 78750.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following locations of the SEC:

Public Reference Room

450 Fifth Street, N.W., Room 1024

Washington, D.C. 20549

You may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of this information by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

The SEC also maintains a website that contains reports, proxy statements and other information regarding companies who file information electronically with the SEC, including IdentiPHI. The address of the SEC website is http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

September __, 2008	/s/ Jeffrey T. Dick
Jeffrey T. Dick Chief Financial Officer

APPENDIX A

RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

Certificate of Amendment of the Certificate of Incorporation

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the stockholders of the Company to amend the Company’s Certificate of Incorporation as follows (the “Amendment”):

The first paragraph of Article IV of the Company’s Restated Certificate of Incorporation shall be deleted and replaced in its entirety with the following:

“The total number of shares which the Corporation will have authority to issue is 201,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).”

WHEREAS, the Board has recommended that the Company’s stockholders approve the Amendment and has submitted the Amendment to the stockholders of the Company for approval and adoption. NOW THEREFORE, BE IT HEREBY

RESOLVED, that the Amendment is hereby adopted and approved.

RESOLVED FURTHER, that the officers of the Company, and any of them, are each hereby authorized and directed to execute and file a Certificate of Amendment with the Delaware Secretary of State.

Increase in Authorized Shares of Common Stock under 2007 Equity Incentive Plan

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Company’s 2007 Equity Incentive Plan (the “Plan”) to increase by 5,000,000 shares, from 10,977,380 (as adjusted to reflect the reverse-split of the Company’s common stock in February 2008) to an aggregate of 15,977,380 shares, the maximum number of shares of the Company’s common stock that may be issued under the Plan (the “Plan Increase”) and to reserve such shares for issuance under the Plan.

WHEREAS, the Board has recommended that the Company’s stockholders approve the Plan Increase and has submitted the Plan Increase to the stockholders of the Company for approval and adoption. NOW THEREFORE, IT IS HEREBY:

RESOLVED, that the Plan Increase is hereby adopted and approved.

RESOLVED FURTHER, that the officers of the Company, and any of them, are hereby authorized and directed to take such actions and to execute and file, or cause to be executed and filed, one or more applications, proxy statements, information statements and other documents as are necessary or appropriate for compliance with the securities laws of the United States of America, and such other states or other jurisdictions, including foreign countries, as applicable.

RESOLVED FURTHER, that prompt notice of the actions taken above shall be given to those stockholders entitled to vote who have not signed this consent, as provided in the DGCL.

APPENDIX B

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

IDENTIPHI, INC.

IdentiPHI, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

1. Pursuant to this Certificate of Amendment, the first paragraph of Article IV of the Corporation’s Restated Certificate of Incorporation shall be deleted and replaced in its entirety with the following:

“The total number of shares which the Corporation will have authority to issue is 201,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).”

2. The foregoing amendment to the Corporation’s Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with the provisions of Sections 141 and 242 of the General Corporation Law.

3. The foregoing amendment to the Corporation’s Restated Certificate of Incorporation has been duly approved by the written consent of the stockholders in accordance with Sections 228 and 242 of the General Corporation Law.

4. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Restated Certificate of Incorporation to be signed by its Chief Financial Officer this ___ day of August, 2008.

IDENTIPHI, INC.

Jeffrey T. Dick, Chief Financial Officer

APPENDIX C

AMENDMENT NO. 2

TO THE

IDENTIPHI, INC.

2007 EQUITY INCENTIVE PLAN

Pursuant to Section 13 of the IdentiPHI, Inc. 2007 Equity Incentive Plan (the “Plan”), the Committee has been delegated the right to amend the Plan.

NOW THEREFORE, effective ___________________________, the Plan shall be amended as follows:

1. Section 4.1 shall be deleted in its entirety and the following inserted in its place:

“4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 15,977,380, and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. However, except as adjusted pursuant to Section 4.2, in no event shall the number of shares of Stock cumulatively available for issuance pursuant to the exercise of Incentive Stock Options (the “ISO Share Limit”) exceed 15,977,380. If an outstanding Award for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Award subject to a Company repurchase option and are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Award or such repurchased shares of Stock shall again be available for issuance under the Plan. Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of shares of Stock issuable upon the exercise of all outstanding Options (together with options outstanding under any other stock option plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed thirty percent (30%) (or such other higher percentage limitation as may be approved by the stockholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45. (b) “Award” means any Option, Restricted Stock Purchase Right, Restricted Stock Bonus and Restricted Stock Unit, granted under the Plan.”

2. Except as amended hereby, the Plan, as it has been previously amended, is hereby ratified and approved.